EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Organized under law of

Aviation and Regional Services, Ltd.	Malawi
B.V. Beleggings- en Beheermaatschappij "De Amstel"	Netherlands
CA Bautz GmbH	Germany
Carolina Innovative Food Ingredients, Inc.	Virginia
Carolina Recycled Ag Materials, LLC	Virginia
Casa Export, Limited	Virginia
CATSCO, Inc.	British Virgin Isles
CJSC Universal Tabak	Russia
Continental Tobacco S.A.	Switzerland
B.V. Deli-HTL Tabak Maatschappij	Netherlands
Deltafina, S.r.l.	Italy
Deutsch-hollandische Tabakgesellschaft mbH	Germany
Ermor Tabarama-Tabacos do Brasil Ltda.	Brazil
Gebrueder Kulenkampff GmbH	Germany
Global Laboratory Services, Inc.	Virginia
Inetab-Kaubeck, SRL	Dominican Republic
Itofina, S.A.	Switzerland
J.P. Taylor Company, L.L.C.	Virginia
L’Agricola, S.r.l.	Italy
Lancaster Leaf Tobacco Company of Pennsylvania, Inc.	Virginia
Limbe Leaf Tobacco Company Limited	Malawi
Mozambique Leaf Tobacco, Limitada	Mozambique
Procesadora Unitab, S.A.	Guatemala
PT Pandu Sata Utama	Indonesia
PT Tempu Rejo	Indonesia
Tabacalera San Fernando S.R.L.	Paraguay
Tabacos Del Pacifico Norte, S.A. De C.V.	Mexico
TAES, S.L.	Spain
Tanzania Leaf Tobacco Co., Ltd.	Tanzania
Tanzania Tobacco Processors Ltd.	Tanzania
ULT Support Services India Private Ltd.	India

EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Ultoco, S.A.	Switzerland
Ultoco Limited	British Virgin Islands
Ultoco Services, S.A.	Switzerland
Universal Finance B.V.	Netherlands
Universal Innovations Corporation, Inc.	Virginia
Universal Leaf Africa (Pty) Ltd.	South Africa
Universal Leaf (Asia) Pte Ltd.	Singapore
Universal Leaf Far East Ltd.	British Virgin Islands
Universal Leaf Germany GmbH	Germany
Universal Leaf Nicaragua, S.A.	Nicaragua
Universal Leaf North America U. S., Inc.	North Carolina
Universal Leaf Philippines, Inc.	Philippines
Universal Leaf South Africa (Pty) Limited	South Africa
Universal Leaf Tabacos Ltda.	Brazil
Universal Leaf Tabacos S.R.L.	Argentina
Universal Leaf Tobacco Company, Inc.	Virginia
Universal Leaf Tobacco Hungary Private Limited Company	Hungary
Universal Leaf Tobacco International, Inc.	Virginia
Universal Leaf Tobacco Poland Sp. z o.o.	Poland
Virginia Tobacco Company, Inc.	Virginia
Zambia Leaf Tobacco Co., Ltd.	Zambia
Zimleaf Holdings (Private) Limited	Zimbabwe
Zimbabwe Leaf Tobacco Company (Private) Limited	Zimbabwe

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